                                                                    EXHIBIT 99.1


                              STANDSTILL AGREEMENT


         THIS STANDSTILL AGREEMENT (this "Agreement") is made and entered into by and among ebank Financial Services, Inc., a corporation organized and existing under the laws of the State of Georgia, (the "Company"); Edward L. Terry and Gary R. Rhineheart, as individuals (the "Individuals"), Davis Terry, LP, a limited partnership organized and existing under the laws of the State of Georgia (the "Partnership"), Davis Terry Management Company, LLC, a limited liability company organized and existing under the laws of the State of Georgia and the sole general partner of Davis Terry LP (the "LLC"), Sunshine Mortgage Corporation, ("Sunshine") and Madison Mortgage Company ("Madison"). The Partnership, the LLC, Sunshine and Madison are executing this Agreement in part to assure the Company that they are validly and effectively transferring all rights of record ownership and Beneficial Ownership in Company Common Stock and Company Voting Securities that they currently hold to the Individuals immediately upon receipt of all necessary Regulatory Approvals, and assure that no Company Common Stock or Company Voting Securities will be acquired or held in any manner by a "company," as defined in HOLA and the Office of Thrift Supervision regulations thereunder. The Individuals, the Partnership, the LLC, Sunshine and Madison are referred to, collectively, as the "Holders."

         In consideration of the mutual warranties, representations, covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties, intending to be legally bound, agree as follows:


                                   ARTICLE ONE
                                   DEFINITIONS

         As used in this Agreement and any amendments hereto, the following terms shall have the following meanings respectively:

         "Affiliate" shall have the meaning set forth in SEC Rule 405 under the Securities Act.

         "Assets" of a Person shall mean all of the assets, properties, businesses, and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

         "Associate" shall have the meaning set forth in SEC Rule 405 under the Securities Act.

         "Beneficial Owner", "Beneficially Owned" and similar terms shall have the meaning set forth in SEC Regulation 13d-3 under the Securities Exchange Act of 1934, as amended; provided that for purposes of this Agreement, any option, warrant, conversion or exchange privilege, right or arrangement to purchase, acquire or vote Company Voting Securities regardless of the time period during or at which it may be exercised and regardless of the consideration paid shall be deemed to give the holder thereof beneficial ownership of the Company Voting Securities to which it relates.

         "Company Common Stock" shall mean the $0.01 par value per share common stock of the Company and any security or rights which are exercisable or exchangeable for, or convertible into, such common stock.

         "Company Voting Securities" shall mean all classes of capital stock of the Company which are then entitled to vote generally in the election of directors and any securities exchanged for such classes of capital stock and any securities convertible into or exchangeable or exercisable for, such classes of capital stock, or for which the Company has offered to exchange for or convert into Company Common Stock or other voting shares of Company capital stock. For purposes of determining the amount or percentage of outstanding Company Voting Securities beneficially owned by a Person, and for purposes of calculating the aggregate voting power relating to such Company Voting Securities: (i) all Company Voting Securities Beneficially Owned by Affiliates or Associates of such Person shall be deemed to be Beneficially Owned by such Person and (ii) all Company Voting Securities Beneficially Owned by that Person shall be included in the amount Beneficially Owned and in the number of shares of Company Voting Securities deemed outstanding, but any securities convertible into or exchangeable or exercisable for Company capital stock entitled to vote in the election of directors of the Company which are held by Persons other than such Person shall be excluded from the number of shares of Company Voting Securities deemed outstanding.

         "Contract" shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding, or undertaking of any kind or character, whether or not legally binding, or any other document to which any Person is a party or that is binding on or seeks to bind any Person or its capital stock, Assets or business.

         "Default" shall mean (i) any breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, or
(iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right of any Person to exercise any remedy or obtain any relief under, terminate or revoke, suspend, cancel, or modify or change the current terms of, or renegotiate, or to accelerate the maturity or performance of, or to increase or impose any Liability under, any Contract, Law, Order, or Permit.

         "ebank" shall mean ebank, a federal savings bank wholly-owned by the Company.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Extraordinary Transaction" shall mean any announcement of any tender offer, exchange offer or other offer to purchase Company Voting Securities or any proposal for a merger, consolidation, acquisition of all or 10% or more of the stock or assets of, or other business combination involving the Company, or any Contract by the Company to enter into or effect any of same.

         "Governmental Authority" shall mean any federal, state, local, foreign, or other court, board, body, commission, agency, authority or instrumentality, arbitral authority, self-regulatory authority, mediator, tribunal, including Regulatory Authorities and taxing authorities.

         "Group" shall mean two or more Persons acting in concert for the purpose of acquiring, holding or disposing of securities of an issuer.

         "HOLA" shall mean the Home Owners Loan Act of 1933, as amended (12 U.S.C. 1461, et seq.).

         "Knowledge" as used with respect to a Person (including references to such Person being aware of a particular matter) and when the Person is an entity shall mean those facts that are known or should reasonably have been known after due inquiry by the chairman, president, chief financial officer, chief accounting officer, chief operating officer, chief credit officer, general counsel, any assistant or deputy general counsel, or any senior, executive or other vice president of such Person and the knowledge of any such Persons obtained or which would have been obtained from a reasonable investigation, including a review of public filings or records.

         "Law" shall mean any code, law (including common law), ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its or business, including those promulgated, interpreted, or enforced by any Regulatory Authority.

         "Litigation" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, demand, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding, or notice (written or oral) by any Person alleging potential Liability or requesting information relating to or affecting a Party, its business, its Assets (including Contracts related to it), or the transactions contemplated by this Agreement, but shall not include regular, periodic examinations of ebank, the Company and their Affiliates by Regulatory Authorities.

         Material Adverse Effect" shall mean an event, change, or occurrence which, individually or together with any other event, change, or occurrence, has a material adverse effect on (i) the financial position, business, or results of operations of a Party, or (ii) the ability of a Party to perform its obligations under this Agreement, provided that a "Material Adverse Effect" shall not be deemed to include the effect of (a) changes in banking or similar Laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in GAAP or regulatory accounting principles generally applicable to banks and their holding companies, (c) changes in economic conditions or interest rates generally affecting financial institutions, (d) the direct effects of compliance with this Agreement on the operating performance of the Company, (e) effects demonstrably shown to have been proximately caused by the public announcement of, and the response or reaction of customers, vendors, licensors, investors or employees of the Company to this Agreement, (f) failure of the Company to meet the revenue or earnings predictions of equity analysts, or any other published revenue or earnings predictions or expectations, for any period ending on or after the date of this Agreement, or (g) changes in the market price or trading volume of Company Common Stock.

         "Order" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any Governmental Authority.

         "Party" shall mean either the Company, on the one hand, or the Holders (individually or collectively), on the other hand, and "Parties" shall mean the Company and Holders.

         "Permit" shall mean any federal, state, local or foreign Governmental Authority approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets or business.

         "Person" shall mean a natural person or any legal, commercial or Governmental Authority, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company or partnership, trust, business association, group acting in concert, or any person acting in a representative capacity.

         "Regulatory Authorities" shall mean, collectively, the SEC, Nasdaq and other securities markets or exchanges where the Company's securities are listed or traded, the Federal Reserve, the Office of Thrift Supervision, the FDIC, the Georgia Department of Banking and Finance and all other Governmental Authorities having jurisdiction over a Party and its respective Subsidiaries.

         "SEC" shall mean the Securities and Exchange Commission.

         "SEC Documents" shall mean all forms, proxy statements, registration statements, reports, schedules, and other documents filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Securities Laws" shall mean the Securities Act, the Exchange Act, the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

                                   ARTICLE TWO
                        REPRESENTATIONS AND WARRANTIES OF
                         EBANK FINANCIAL SERVICES, INC.

         ebank Financial Services, Inc. hereby represents and warrants to the Holders as follows:

         2.1 Organization, Standing, and Power. ebank Financial Services, Inc. is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Georgia, and has the corporate power and authority to carry on its business as now conducted and to own, lease, and operate its Assets. The Company is duly qualified or licensed to transact business as a foreign corporation in good standing in the states of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

         2.2 Authority; No Breach by Agreement. ebank Financial Services, Inc. has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement has been duly and validly authorized by all necessary corporate action, including approval of this Agreement by the Company's duly constituted Board of Directors, and such resolutions and this Agreement will be maintained continuously in the Company's records. Assuming due authorization, execution and delivery of this Agreement by the Holders, this Agreement represents a legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms.

         2.3 Compliance. The Company is duly registered with the Office of Thrift Supervision ("OTS") as a thrift holding company under the BHC Act. The Company has in effect all Permits necessary for it to own, lease or operate its material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably anticipated to have, individually or in the aggregate, a Material Adverse Effect. Neither the Company nor ebank:

         (a) is in Default under its articles of incorporation or bylaws (or other governing instruments); or

         (b) is in Default under any Laws, Orders or Permits applicable to its business except for Defaults which are not reasonably anticipated to have, individually or in the aggregate, a Material Adverse Effect; or

         (c) has received any notification or communication from any Governmental Authority or the staff thereof (i) asserting that any the Company is not, or may not be, in compliance with any Laws or Orders, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect,

(ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, or
(iii) requiring the Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its employment decisions, its employment or safety policies or practices, its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

         2.4 Statements True and Correct. No statement, certificate, instrument, or other writing furnished or to be furnished by the Company or any Affiliate thereof to any Holder pursuant to this Agreement or any other document, agreement, or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         2.5 Legal Proceedings. There is no Litigation instituted or pending, or, to the Knowledge of the Company, threatened (or unasserted but considered probable of assertion and which if asserted is reasonably like to have an unfavorable outcome) against the Company, or against any director, officer or employee (in their capacity as such), or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, nor are there any Orders outstanding against the Company that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.


                                  ARTICLE THREE
                    REPRESENTATIONS AND WARRANTIES OF HOLDERS

         The Holders hereby represent and warrant to the Company as follows:

         3.1 Organization, Standing, and Power. Each of Davis Terry, LP, Davis Terry Management Company, LLC, Sunshine Mortgage Corporation, Madison Mortgage Company, as well as any Affiliates or Associates of each, are duly organized, validly existing, and in good standing under the laws of the state of each entity's jurisdiction, and each has the corporate power and authority to carry on its business as now conducted and to own, lease, and operate its Assets. Each entity is duly qualified or licensed to transact business as a foreign corporation in good standing in the states of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

         3.2 Authority; No Breach by Agreement. Each of Davis Terry, LP, Davis Terry Management Company, LLC, Sunshine Mortgage Corporation, Madison Mortgage Company, as well as any Affiliates or Associates of each, has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement has been duly and validly authorized by all necessary corporate action, including approval of this Agreement by each entity's duly constituted Board of Directors or authorized manager. Assuming due authorization, execution and delivery of this Agreement by the Company, this Agreement represents a legal, valid, and binding obligation of the Holders, enforceable against each of the Holders in accordance with its terms. Each of the Holders has the power, capacity and authority necessary to execute, deliver, and perform its obligations under this Agreement. The execution, delivery, and performance of this Agreement has been duly and validly authorized by all necessary action in respect thereof on the part of Edward L. Terry and Gary R. Rhineheart, individually, and in their capacity as representatives of the other Holders.

         3.3 Compliance with Laws. Each of Davis Terry, LP, Davis Terry Management Company, LLC, Sunshine Mortgage Corporation, Madison Mortgage Company, as well as all Affiliates and Associates of each of them, has in effect all Permits necessary for it to own, lease or operate its material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably anticipated to have, individually or in the aggregate, a Material Adverse Effect. None of the Individuals, Davis Terry, LP, Davis Terry Management Company, LLC, Sunshine Mortgage Corporation, Madison Mortgage Company, or any Affiliates or Associates of each of them:

                  (a) is in Default under its articles of incorporation or bylaws (or other governing instruments); or

                  (b) is in Default under any Laws, Orders or Permits applicable to its business or employees conducting its business, except for Defaults which are not reasonably anticipated to have, individually or in the aggregate, a Material Adverse Effect; or

                  (c) has received any notification or communication from any Governmental Authority or the staff thereof (i) asserting that any of the Holders is not, or may not be, in compliance with any Laws or Orders, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on any Holder of Company securities or any of their respective Affiliates or Associates, or (iii) requiring the Holders to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any board resolution or similar undertaking, which restricts materially the conduct of its business or that of the Company, ebank or any of their Affiliates or Associates, or in any manner relates to its employment decisions, its employment or safety policies or practices, its capital adequacy, its credit or reserve policies, its management, or the payment of dividends of the Holders or that of the Company, ebank or any of their Affiliates or Associates.

         3.4 Statements True and Correct. No statements, certificate, instrument, or other writing furnished or to be furnished by the Holders or any Affiliate or Associate thereof to the Company pursuant to this Agreement, or to any Regulatory Authority, including all regulatory applications and notices or any other document, agreement, or instrument referred to herein or made in connection with the acquisition, ownership or disposition of Company Common Stock or Company Voting Securities contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         3.5 Legal Proceedings. There is no Litigation instituted or pending, or, to the Knowledge of the Holders, threatened (or unasserted but considered probable of assertion and which if asserted is reasonably like to have an unfavorable outcome) against any of the Holders, or against any director, officer or employee (in their capacity as such), or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on such Holders, the Company, ebank or any of their Affiliates or Associates, nor are there any Orders outstanding against any Holder that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on such Holders, the Company, ebank or any of their Affiliates or Associates.

         3.6 Financial Capacity. The Holders have, and will have at the Effective Time, cash, and other liquid assets, and funding sources, sufficient in amount to fulfill any obligations under the terms of this Agreement.

         3.7 Ownership of Company Securities. The Holders affirm that their current ownership of the Company's common stock, whether directly held or beneficially owned, is completely and accurately set forth on Schedule A hereto as of the date of this Agreement. The Holders will promptly deliver an amended Schedule A any time any transfer of Company Common Stock or Company Voting Securities is being made.

         3.8 Rebuttal of Control. Each holder on behalf of themselves and their affiliates and associates agree that they will comply with all statements, conditions and commitments made in or in connection with the rebuttal of control presently in effect prior to the receipt of intent not to disapprove a notice of change in control.

         3.9 Compliance with Banking and Securities Laws. Each of the holders on behalf of themselves and their affiliates and associates agrees to comply at all times during the term of this Agreement, with all federal and state banking and securities laws applicable to them as a result of their acquisition, ownership or disposition of company common stock or company voting securities, and to timely make all necessary filings including all filings required under Section 16 of the Exchange Act, Sections 13 and 15 of the Exchange Act, all OTS rules and regulations and as requested or required in the reasonable judgment of the company.

                                  ARTICLE FOUR
                       COVENANTS AND AGREEMENTS OF HOLDERS

         Each Holder hereby jointly and severally covenants and agrees with the Company as follows:

         4.1 General Restrictions. From the date of this Agreement, no Holder nor any Affiliate or Associate of a Holder shall, individually, or as part of a group, directly or indirectly: (i) make or participate in the making of any public announcement with respect to, or submit or participate in a proposal for, or offer of, any Extraordinary Transaction or any acquisition of Company Voting Securities or 10% or more of the assets of the Company or any of its Affiliates; (ii) initiate the solicitation of or solicit proxies or consents or become a "participant" in a "solicitation" (as such terms are defined in the SEC Regulation 14A under the Exchange Act) with respect to any Company Voting Securities in opposition to the recommendation of the Board of Directors or management of the Company with respect to any matter; (iii) initiate or institute, or participate in the initiation or institution of, any solicitation of shareholder proxies or written consents (whether pursuant to Rule 14a-8 of the Exchange Act or otherwise) with respect to any matter which is not required by the Company's Articles of Incorporation or Bylaws, the rules of any securities exchange or market, if any, on which Company Voting Securities are then traded, or by any similar laws or rules to be submitted to the Company's shareholders; (iv) initiate or institute, or participate in the initiation or institution of, any solicitation of shareholder proxies or written consents (whether pursuant to Rule 14a-8 of the Exchange Act or otherwise) to nominate or to withhold votes for any nominee for any director or directors; (v) initiate or institute, or participate in the initiation or institution of, any legal, regulatory or administrative action or proceeding in any court of competent jurisdiction or appropriate regulatory or administrative body or agency with respect to the Company or any of its Affiliates, Associates, employees, accountants, legal counsel or other representatives, which action or proceeding in any way contests, seeks to void or questions, the validity or the enforceability of any provision of this Agreement or seeks to enjoin or restrain the Company from taking any action or seeking any remedy authorized or contemplated herein; or (vi) join or become a part of any Group, or otherwise act in concert with any other Person, for the purpose of acquiring, holding, voting, or disposing of Company Voting Securities, or otherwise become a "person" within the meaning of Section 13(d)(3) of the Exchange Act with respect to Company Voting Securities, except as a member of a Group consisting solely of Holders who are parties to this Agreement with respect to actions specifically required or permitted by this Article Four.

         4.2      Acquisition of Company Voting Securities.

                  (a) From the date of this Agreement, neither a Holder nor any of its Affiliates or Associates shall, directly or indirectly, acquire or have Beneficial Ownership of, any Company Voting Securities in excess of 33% of the total number of issued and outstanding Company Voting Securities, except (i) pursuant to dividends or distributions of Company Voting Securities made on or to Company Common Stock beneficially owned by such Person and other similarly situated shareholders or (ii) pursuant to a merger, consolidation or share exchange with, or acquisition of stock or substantially all of the assets of, an Affiliate of a Holder or a business division of a Holder or an Affiliate thereof, which is approved unanimously by the entire Board of Directors of the Company not including the Holders or their Affiliates or Associates or any of their representatives on the Company's Board of Directors. In the event that a Holder or any of its Affiliates or Associates sells, transfers or otherwise disposes (with or without consideration) of any Company Voting Securities (other than to a Holder or a wholly owned subsidiary of a Holder or by will or the laws of descent and distribution, or by gift to a lineal descendant) (provided in each case the recipient must execute a counterpart of this Agreement before the Company will be obligated to effect any such transfer of Company Voting Securities), such Holder and its Affiliates and Associates may not thereafter reacquire such shares.

                  (b) In no event shall any holder transfer Beneficial Ownership of any company voting securities to any entity which is an affiliate or associate of such holder or of any other holder where such transfer would cause the transferee to become a savings and loan holding company for purposes of HOLA.

                  (c) For purposes of calculating the limit on beneficial ownership provided in Section 4.2(a), the number of shares which a holder has beneficial ownership, including all shares which he has the right to acquire upon exercise of any warrants, options, or conversion or exchange rights with respect to any company or other securities or instruments, shall be included in both the numerator and the denominator of company voting securities owned and company voting securities issued and outstanding.

         4.3 Disposition of Company Voting Securities. From the date of this Agreement, neither a Holder nor any of its Affiliates or Associates shall, directly or indirectly, offer, sell or otherwise transfer (in any single transaction or series of transactions over any rolling three month period) Company Voting Securities to any Person (together with any Affiliate or Associate thereof) representing beneficial ownership of more than one percent (1.0%) of the then-outstanding Company Voting Securities except pursuant to SEC Rule 144; provided that each Holder shall provide notice of any such proposed sale at least one trading day prior to any sale, together with a copy of any Form 144s when filed.

         4.4 Registration Rights. Holders shall have registration rights with respect to Company Common Stock subject to this agreement, upon the terms and conditions hereof and the Registration Agreement attached as Exhibit 1 and incorporated herein by reference.

         4.5 Compliance with Company Insider Trading Policies. From the date of this Agreement, each of the Holders, together with any of its Affiliates or Associates, acknowledges receipt of and agrees to abide by the insider trading policy ("Insider Trading Policy") of the Company, and will timely make all filings with and give all notices to, all applicable Regulatory Authorities required as a result of any acquisition, holding or disposition of Company Voting Securities, including all required under the Securities Act, the Exchange Act (including Sections 13, 15 and 16) and HOLA and OTS regulations.

         4.6 Confidentiality Agreement. The Holders agree to keep and hold all information in accordance with the provisions of the confidentiality agreement entered into between the Company and the Holders prior to the date of this Agreement (the "Confidentiality Agreement"). In addition to the Parties' respective obligations under the

Confidentiality Agreement, which are hereby reaffirmed and adopted, and incorporated by reference herein, the Holders shall, and shall cause their advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the Company concerning its and its Affiliates' businesses, operations, and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated, the Holders shall promptly return or certify the destruction of all documents and copies thereof, and all work papers containing confidential information received from the Company.

         4.7 Termination of Standstill. Notwithstanding anything contained in this Agreement to the contrary, the provisions of this Article Four shall terminate, and be of no further force and effect, upon the occurrence of any Extraordinary Transaction approved and recommended by a majority of the Entire Board of Directors of the Company in which the Beneficial Owners of Company Voting Securities immediately prior to the Extraordinary Transaction do not constitute the holders of a majority of the voting securities of the resulting entity.

                                  ARTICLE FIVE
                              ADDITIONAL AGREEMENTS

         5.1 Notices of Transfer Restrictions. The Company shall notify its registrar and transfer agent of the restrictions contained in this Agreement, and the following legend shall be placed upon all certificates representing Company Voting Securities held by Holders and their Affiliates and Associates, which legend will remain thereon as long as such Company Voting Securities are subject to the restrictions contained in this Agreement:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF A STANDSTILL AGREEMENT, DATED AS OF MAY 16, 2005,
         2005, AS AMENDED, AMONG THE ISSUER AND THE HOLDERS NAMED THEREIN AND ANY OF THEIR SUCCESSORS AND ASSIGNS. A COPY OF SUCH AGREEMENT IS ON FILE AT THE OFFICE OF THE SECRETARY OF EBANK FINANCIAL SERVICES, INC. EBANK FINANCIAL SERVICES, INC. WILL FURNISH TO ANY SHAREHOLDER, UPON REQUEST AND WITHOUT CHARGE, A FULL STATEMENT OF THE RIGHTS, TERMS AND CONDITIONS OF SUCH AGREEMENT."

Certificates representing Company Voting Securities acquired prior or subsequent to the date of this Agreement by Holders or any of their Affiliates or Associates shall be promptly surrendered to the Company for placement thereon of the foregoing legend. The Company may enter a stop transfer order with the registrar and transfer agent or agents of Company Voting Securities against the transfer of Company Voting Securities except in compliance with the requirements of this Agreement.

         5.2 Director Voting. At the first annual meeting of shareholders following the date that the Holders have received approval from the OTS of their Change in Control application and the Holders beneficially own 25% or more of the total outstanding

Company Voting Securities, the Company shall use its best efforts to have elected to the Company Board of Directors at all times, subject to compliance with all applicable requirements of the Company's governing documents, the laws of the State of Georgia, the Exchange Act, and the rules of any stock exchange, the SEC or any other Regulatory Authority, One Holder, who shall initially be Gary Rhineheart and who shall thereafter be an individual reasonably acceptable to the Company; provided, however, that if at any time the Holders shall no longer beneficially own at least 25% of the total outstanding Company Voting Securities, the Holders' right to designate an individual to serve as a director as set forth in this Section 3.2(a) shall immediately cease and shall not be reinstated. This Section 5.2 applies only to the initial Holders, and not to their successors, assigns, estates or personal or legal representatives;

         5.3 Business Relationships. Neither this Agreement nor the rights and duties hereunder shall require the Company or any Holder to conduct business with each other or with any Affiliate or Associate of each other. Any business that the Company and any Holder or any Affiliate or Associate thereof may conduct, shall be pursuant to written agreements in form and substance mutually satisfactory to each party thereto, and which comply with applicable law, including, Federal Reserve Acts Sections 23A and 23B, Federal Reserve Regulation W thereunder and other applicable Laws.

         5.4 Further Assurances. From time to time after the execution of this Agreement, as and when requested by the Company and Holders and to the extent permitted by Georgia law, the Parties shall take or cause to be taken such further or other action as shall be necessary to carry out the purposes of this Agreement.


                                   ARTICLE SIX
                                TERM OF AGREEMENT

         6.1 Term of Agreement. Except as otherwise expressly provided in this Agreement, the respective rights and obligations of the Parties under this Agreement shall continue in full force and effect through the 5th anniversary of the date of this Agreement (the "Initial Term"), and thereupon, provided neither party has given written notice of termination, shall automatically renew for an additional one-year term 90 days prior to the 5th anniversary and each subsequent anniversary.

         6.2 Termination. This Agreement may be terminated at any time upon the mutual written agreement of the parties.

         6.3 Remedies. The Holders agree that the provisions of this Agreement are fair, reasonable and necessary to protect the legitimate interests of the Company and its shareholders generally and further agree that the Company and its other shareholders would suffer irreparable injury if any of the Holders were to violate any provision of this Agreement. The Parties recognize and hereby acknowledge that it may be difficult to measure accurately the amount of damages that would result to a Party by reason of a failure of the other Party to perform any of the obligations imposed on it by this Agreement. The Parties accordingly agree that each such Party shall be entitled to an injunction or temporary restraining order to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in addition to any other remedies, including damages, to which such Party may be entitled at law or in equity in accordance with this Agreement. The Holders agree to hereby waive and not to seek the posting of a bond or any security in connection with the Company seeking or obtaining such relief, and agree not to challenge the jurisdiction or venue where any such Litigation may be brought. In the event of any investigation or other proceedings relating to this Agreement, if a court determines that any Holder has breached this Agreement, then the Holders shall be jointly and severally liable and pay to the Company, as incurred, the reasonable legal fees and charges incurred by the Company in connection with such Litigation, including any appeal therefrom.


                                  ARTICLE SEVEN
                                  MISCELLANEOUS

         7.1 Notices. Any notice or other communication required or permitted under this Agreement shall be effective only if it is in writing and delivered personally, by facsimile transmission, or by registered or certified mail, postage pre-paid, addressed as follows:

                  The Company:        ebank Financial Services, Inc.
                                      2410 Paces Ferry Road, Suite 190
                                      Atlanta, GA  30339
                                      Attention:  James Box

                  Copy to Counsel:    Alston & Bird LLP
                                      One Atlantic Center
                                      1201 West Peachtree Street
                                      Atlanta, Georgia  30309-3424
                                      Attention:  Ralph F. MacDonald, III

                  Holders:            Edward L. Terry
                                      c/o Sunshine Mortgage Company
                                      2401 Lake Park Drive Suite 300
                                      Smyrna, GA 30080

                                      Gary R. Rhineheart
                                      c/o Sunshine Mortgage Company
                                      2401 Lake Park Drive Suite 300
                                      Smyrna, GA 30080

                                      Sunshine Mortgage Company and
                                      Madison Mortgage Company
                                      2401 Lake Park Drive Suite 300
                                      Smyrna, GA 30080

                                      Davis Terry L.P. and
                                      Davis Terry Management Company, LLC
                                      2401 Lake Park Drive, Suite 355
                                      Smyrna, GA 30080

                  Copy to Counsel:    ______________________________________
                                      ______________________________________
                                      ______________________________________
                                      Attention: ___________________________

or such other address as shall be furnished in writing by any of the Parties. Any such notice or communication shall be deemed to have been given as of the date so personally delivered or mailed.

         7.2 Amendments. This Agreement may be amended by a subsequent writing signed by both Parties upon the approval of each of the Parties.

         7.3 Counterparts. This Agreement may be executed in two or more counterparts all of which shall be one and the same Agreement and shall become effective when one or more counterparts have been signed by each Party and delivered to the other Party. A facsimile signature shall constitute and have the same force and effect as an original signature for all purposes under this Agreement.

         7.4 Headings. The headings in this Agreement are for convenience only and shall not affect the construction or interpretation of this Agreement.

         7.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the Company, ebank and the Holders and their respective successors and assigns, transferees and legal and personal representatives as provided herein.

         7.6 Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

         7.7 Waiver. No failure or delay by the Company in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or future exercise thereof or the exercise of any other right, power or privilege hereunder.

         7.8 Entire Agreement. This Agreement constitutes the entire agreement and understanding between and among the Parties with respect to the subject matter hereof and supersedes any prior agreements and understandings among the Parties with respect to such subject matter.

         7.9 Governing Law. This Agreement is governed by and shall be construed in accordance with the laws of the State of Georgia. The federal and state courts in the Northern District of Georgia shall have exclusive jurisdiction and venue in the event of any dispute hereunder.

         7.10 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting to this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

                         [Signatures on following page]

         IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed and delivered on May 16, 2005, to be effective upon receipt by the Parties of notice of approval of the Change in Control Application from the OTS.

                              eBank Financial Services, Inc.

                              By: /s/ James L. Box
                                 -----------------------------------------
                              Title: President and Chief Executive Officer
                                    --------------------------------------


                              EDWARD L. TERRY

                              By: /s/ Edward L. Terry
                                  ----------------------------------------


                              GARY R. RHINEHEART

                              By:  Gary R. Rhineheart
                                  ----------------------------------------


                              DAVIS TERRY, L.P.
                              By:  Davis Terry Management, Inc.,
                                     its general partner

                              By: /s/ Edward L. Terry
                                  ----------------------------------------
                              Title: Manager
                                    --------------------------------------


                              DAVIS TERRY MANAGEMENT COMPANY, LLC

                              By: /s/ Edward L. Terry
                                  ----------------------------------------
                              Title: Manager
                                    --------------------------------------

                              SUNSHINE MORTGAGE COMPANY

                              By: Gary R. Rhineheart
                                  ----------------------------------------
                              Title: President
                                    --------------------------------------

                              MADISON MORTGAGE COMPANY

                              By: Gary R. Rhineheart
                                  ----------------------------------------
                              Title:
                                    --------------------------------------

                                   SCHEDULE A

                    LIST OF HOLDERS' OWNERSHIP IN THE COMPANY
                               AS OF MAY 16, 2005

NAME OF INDIVIDUAL OR ENTITY                     NUMBER OF SHARES DIRECTLY HELD
----------------------------                     ------------------------------

Edward L. Terry                                  2000
Davis Terry, LP                                  854,832
EMT Properties, Inc. Profit Sharing Plan         28,800
Gary R. Rhineheart                               92,792

                                   EXHIBIT 1

                             REGISTRATION AGREEMENT

The Holders and the Company agree as follows:

1.       Piggyback Registrations.

                  (a) Right to Piggyback. So long as the Holders beneficially own more than 16.0% of the Company's $0.01 par value common stock ("Common Stock"), whenever the Company proposes to register any of its Common Stock in connection with a proposed underwritten public offering (a "Public Offering")(including any proposed registration of the Company's Common Stock by any third party in connection with a Public Offering) under the Securities Act (other than in connection with registrations on SEC Forms S-4, S-8 or any successor or similar forms or on SEC Form S-3 in connection with a business combination or exchange offer, dividend reinvestment and/or direct investment plan, any employment benefit plan or the exercise or conversion by employees or lenders of options, warrants or similar rights) and the registration form to be used may be used for the registration of Registrable Securities (a "Piggyback Registration"), the Company shall give prompt written notice to all Holders of Registrable Securities of its intention to effect such a registration. The Holders shall keep such notice strictly confidential until the Company has made a public announcement of the proposed Public Offering. The Company thereafter shall use its commercially reasonable efforts to include in such registration all Registrable Securities with respect to which the Company has received written requests from the Holders for inclusion therein within 20 days after the Holders' receipt of the Company's notice; provided, however, that at any time after giving such written notice of its intention to register any Common Stock and prior to the effective date of the registration statement filed in connection with such registration, if the Company shall determine, in its sole discretion, for any reason not to proceed with the registration, the Company shall give written notice to the Holders and thereupon the Company shall have no further obligation to register such Registrable Securities in connection with such proposed Public Offering. Such termination of a Public Offering shall not relieve the Company from its obligation to pay the Registration Expenses to the extent incurred in connection therewith as provided in Section 1(b), or from its obligations hereunder with respect to any other Public Offering or a registration of such terminated Public Offering.

                  (b) Piggyback Expenses. The Company shall pay all Registration Expenses in connection with Piggyback Registrations, except that each Holder shall pay the costs described in Section 4(b) and all costs of providing information to the Company. Each Holder shall also pay its pro rata share of any underwriting discounts and underwriter fees and charges (including any fees and charges of underwriter's counsel) and other costs and expenses of the offering based on the number of each Holder's securities sold in the offering as a percentage of the total securities sold. Any costs incurred shall be paid by the Company and each Holder as provided herein, regardless of whether the offering is completed or the size of the offering.

                  (c) Priority on Primary Registrations. In connection with any primary Public Offering on behalf of the Company, if the managing underwriters advise the Company in writing that, in their opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company, then the Company shall include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration, pro rata among the Holders on the basis of the number of Registrable Securities owned by each such Holder and (iii) third, the other securities requested to be included in such registration.

                  (d) Priority on Secondary Registrations. In connection with any underwritten secondary registration on behalf of holders of the Company's securities other than the Holders, and the managing underwriters advise the Company in writing that, in their opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the holders of a majority of the securities to be included in such registration, then the Company shall include in such registration (i) first, the securities requested to be included therein by the other holders requesting such registration, (ii) second, the Registrable Securities requested to be included in such registration, pro rata among the Holders on the basis of the number of Registrable Securities owned by each such Holder and
         (iii) third, the other securities requested to be included in such registration.

         2. Registration Procedures. Whenever the Holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company shall use its commercially reasonable efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

                  (a) notify in writing a representative appointed by the Holders with authority to act on their behalf (the "Representative") of the effectiveness of each registration statement filed hereunder and prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for such period as in the opinion of counsel for the Company a prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

                  (b) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

                  (c) use commercially reasonable efforts to register, qualify, or exempt such Registrable Securities under such other securities or blue sky laws of such jurisdictions which the underwriters have determined are appropriate and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller of Registrable Securities to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller of Registrable Securities (provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 2(c), (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction), provided the Holders shall pay all fees and expenses(including reasonable legal fees and expenses) incurred in connection with any registration and qualification or exemption of the Registrable Securities in any jurisdiction requested by the Holders;

                  (d) promptly notify in writing each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made, whereupon no selling Holder shall use such prospectus, and, at the request of the any such Holder, the Company shall promptly prepare and furnish to each such selling Holder a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made;

                  (e) use its commercially reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange or market, if any, on which similar securities issued by the Company are then listed or traded; and

                  (f) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement.

        3.       Registration Expenses.

                  (a) Subject to Section 3(b) below, all expenses incident to the Company's performance of or compliance with this Agreement, including all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, travel expenses, filing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company, and fees and disbursements of all independent certified public accountants, underwriters including, if necessary, a "qualified independent underwriter" within the meaning of the rules of the National Association of Securities Dealers, Inc. (in each case, excluding discounts and commissions), and other Persons retained by the Company or by holders of Registrable Securities or their affiliates on behalf of the Company (all such expenses being herein called "Registration Expenses"), shall be borne as provided in this Agreement, except that the Company shall, in any event, pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance, and the expenses and fees for listing the securities to be registered on each securities exchange or market, if any, on which similar securities issued by the Company are then listed or traded.

                  (b) In connection with each Piggyback Registration, the Holders shall pay the reasonable fees and disbursements of one counsel chosen by the Holders of a majority of the Registrable Securities included in such registration.

4.       Indemnification.

                  (a) The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, each Holder of Registrable Securities, its officers, directors, agents, and employees, and each Person who controls such holder (within the meaning of the Securities
         Act) against all losses, claims, demands, damages, liabilities, and expenses (or actions, investigations or proceedings, whether commenced or threatened, in respect thereof), whether joint and several or several, together with reasonable costs and expenses (including reasonable attorneys' fees) to which any such indemnified party may become subject under the Securities Act or otherwise (collectively, "Losses") caused by, resulting from, arising out of, based upon, or relating to any untrue or alleged untrue statement of material fact contained in (i) (A) any registration statement, prospectus or preliminary prospectus, or any amendment thereof or supplement thereto or (B) any application or other document or communication (in this Section 4, collectively called an "application") executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify any securities covered by such registration under the "blue sky" or securities laws thereof or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such holder and each such director, officer, and controlling Person for any legal or any other expenses incurred by them in connection with investigating, defending or settling any such Losses; provided that the Company shall not be liable in any such case to the extent that any such Losses result from, arise out of, are based upon, or relate to an untrue statement or alleged untrue statement, or omission or alleged omission, made in such registration statement, any such prospectus, or preliminary prospectus or any amendment or supplement thereto, or in any application, in reliance upon, and in conformity with, written information prepared and furnished in writing to the Company or the underwriters by or on behalf of such Holder expressly for use therein or by such Holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such Holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers, employees and directors, and each Person who controls such underwriters (within the meaning of the Securities Act or the Securities Exchange Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

                  (b) In connection with any Public Offering pursuant to a registration statement in which a holder of Registrable Securities is participating, each such Holder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the fullest extent permitted by law, shall indemnify and hold harmless the other holders of Registrable Securities, the Company and the Underwriters, and their respective officers, directors, agents, and employees, and each other Person who controls such other Holders, the Underwriters and the Company (within the meaning of the Securities Act or the Securities Exchange Act) against any Losses caused by, resulting from, arising out of, based upon, or relating to (i) any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus, or any amendment thereof or supplement thereto or in any application, or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is made in such registration statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto, or in any application in reliance upon and in conformity with written information prepared and furnished to the Company by or on behalf of such Holder expressly for use therein, and such Holder will reimburse the Company, the other holders of Registrable Securities and the Underwriters and each such other indemnified party for any legal or any other expenses incurred by them in connection with investigating, defending or settling any such Losses; and the Holders' obligation to indemnify will be joint and several.

                  (c)      Any Person entitled to indemnification hereunder will
         (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person's right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, then the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld); provided, such settlement irrevocably and unconditionally releases the indemnifying party from all claims and Losses related to, resulting from or giving rise to such claims or Losses covered by such settlement. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

                  (d) The indemnification provided for under this Agreement shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract, and will remain in full force and effect regardless of any investigation made or omitted by or on behalf of the indemnified party or any officer, director, or controlling Person of such indemnified party and shall survive the transfer of securities.

                  (e) If the indemnification provided for in this Section 4 is unavailable to or is insufficient to hold harmless an indemnified party under the provisions above in respect to any Losses referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such Losses
         (i) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the sellers of Registrable Securities and any other sellers participating in the registration statement on the other hand or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, then in such proportion as is appropriate to reflect not only the relative fault referred to in clause (i) above but also the relative benefit of the Company on the one hand and to the sellers of Registrable Securities and any other sellers participating in the registration statement on the other in connection with the statement or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the sellers of Registrable Securities and any other sellers participating in the registration statement on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) to the Company bear to the total net proceeds from the offering (before deducting expenses) to the sellers of Registrable Securities and any other sellers participating in the registration statement. The relative fault of the Company on the one hand and of the sellers of Registrable Securities and any other sellers participating in the registration statement on the other shall be determined by reference to, among other things, whether the untrue or alleged omission to state a material fact relates to information supplied by the Company or by the sellers of Registrable Securities or other sellers participating in the registration statement and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                  (f) The Company and the sellers of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 4 were determined by pro rata allocation (even if the sellers of Registrable Securities were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in Section 4(e) above. The amount paid or payable by an indemnified party as a result of the Losses referred to in Section 4(e) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, defending or settling any such action or claim. Notwithstanding the provisions of this Section 4, no seller of Registrable Securities shall be required to contribute pursuant to this
         Section 4 any amount in excess of the sum of (i) any amounts paid pursuant to Section 4(b) above and (ii) the net proceeds received by such seller from the sale of Registrable Securities covered by the registration statement filed pursuant hereto. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

5.       Participation in Underwritten Registrations.

                  (a) No Holder may participate in any Public Offering hereunder unless such Holder (i) agrees to sell such Holder's securities on the basis provided in any underwriting arrangements approved by the Company (including pursuant to the terms of any over-allotment or "green shoe" option requested by the managing underwriter(s), provided that no Holder will be required to sell more than the number of Registrable Securities that such Holder has requested the Company to include in any registration) and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting and lock-up agreements, and other documents reasonably required under the terms of such underwriting arrangements; provided that each Holder whose Registrable Securities are included in any underwritten registration shall be required to make all customary representations and warranties to the Company and the Underwriters, and to incur such obligations and duties that are customary for Public Offerings.

                  (b) Each Holder that is participating in any registration hereunder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2(d) above, such Holder will immediately discontinue the disposition of its Registrable Securities pursuant to the registration statement until such Person's receipt of the copies of a supplemented or amended prospectus as contemplated by Section 2(d).

6.       Definitions.

                  (a) "Registrable Securities" means (i) any Company Common Stock held by a Holder and subject to the Standstill Agreement to which this Registration is an Exhibit and wherein this Registration Agreement is incorporated by reference. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when they (i) have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer, or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force), (ii) have been effectively registered under a registration statement including, without limitation, a registration statement on Form S-3, Form S-4 or Form S-8 (or any successor or similar form), or (iii) have been repurchased by the Company.

                  (b) Any capitalized terms used but not defined in this Registration Agreement shall have the meanings provided in the Standstill Agreement, of which this Registration Agreement is a part.

7.       Miscellaneous.

                  (a) Termination. No Holder of Registrable Securities shall be entitled to exercise any rights provided herein after the earlier to occur of (i) the date upon which such Holder has registered or sold all of such Holder's Registrable Securities; (ii) upon the Holder's breach of the Registration Agreement or the Standstill Agreement which remains uncured for more than 15 days; (iii) the date upon which the Standstill Agreement is terminated or is no longer effective; and (iv) the date upon which the Holders beneficially own less than 16% of the Company's issued and outstanding Common Stock.

                  (b) Amendments and Waivers. Except as otherwise provided herein and notwithstanding any contrary provisions respecting amendment contained in the Standstill Agreement, no modification, amendment, or waiver of any provision of this Registration Agreement shall be effective against the Company or the Holders of Registrable Securities unless such modification, amendment, or waiver is approved in writing by the Company and Holders of at least a majority of the Registrable Securities then in existence. No failure by any party to insist upon the strict performance of any covenant, duty, agreement, or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement, or condition.

                  (c) Nothing contained in this Registration Agreement or the Standstill Agreement with respect to successors and assigns of the parties shall be deemed to extend this Agreement beyond the period specified in Section 7(a) of this Registration Agreement.

                  (d) Miscellaneous. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine, or neuter forms, and the singular form of nouns, pronouns, and verbs shall include the plural and visa versa. The use of the word "including" in this Agreement shall be, in each case, by way of example and without limitation. The use of the words "or," "either," and "any" shall not be exclusive. Reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof.

                  (e) No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting to this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

                  (f) Notices. The Notice provisions of Section 7.1 of the Standstill Agreement, of which this Registration Agreement is a part, shall also apply to this Registration Agreement.

                  (g) Governing Law. This agreement is governed by and shall be construed in accordance with the laws of the State of Georgia. The federal and state courts in the Northern District of Georgia shall have exclusive jurisdiction and venue in the event of any dispute hereunder.